U.S. SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 5, 2001
Date of Report (Date of earliest event reported)

CREATIVE TECHNOLOGIES HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	88-0409146

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1800 Century Park East, Suite 600
Los Angeles, California	90067

(Address of principal executive offices)	(Zip code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

Item 5. Other Events.

SHARE DISTRIBUTION

     Creative Technologies Holdings, Inc. (“Company”), by unanimous written consent of its Board of Directors dated November 5, 2001, has approved the distribution of one (1) share of its wholly-owned subsidiary, Creative Technology & Interactive Entertainment Group, Inc., to each Company stockholder on record as of September 30, 2001. The distribution shall take effect no later than November 30, 2001. As a result of the distribution, all Company shareholders of record on September 30, 2001 will become shareholders of the subsidiary.

SUBSIDIARY NAME CHANGE

     On November 5, 2001, Creative Technology & Interactive Entertainment Group, Inc., the Company’s subsidiary mentioned hereinabove, has approved a change in its name to “CyberGame Technologies, Inc.” Said approval was obtained by and through a unanimous written consent of its Board of Directors. This change will take effect immediately upon approval by the Secretary of State of Nevada.

ANNOUNCEMENT OF ANNUAL SHAREHOLDERS MEETING

     The Company, by unanimous written consent of its Board of Directors and pursuant to its by-laws, has scheduled the annual meeting of shareholders for the first week of June 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2001	CREATIVE TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Chris Albornoz
Chris Albornoz President